 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Table Trac, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

PROXY CARD

Table Trac, Inc.
Proxy for Annual Meeting of Stockholders

The undersigned, a stockholder of Table Trac, Inc., hereby appoints Mr. Chad Hoehne and Robert R. Siqveland, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the annual stockholders’ meeting of Table Trac, Inc. to be held at the offices of Maslon Edelman Borman & Brand, LLP, 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN 55402, on Wednesday, June 15, 2011 at 9:30 a.m. local time, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon:

1.	PROPOSAL ONE: to ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm of the Company for fiscal 2011.

□	FOR	□	AGAINST	□	ABSTAIN

ITEMS 2.a THROUGH 2.e BELOW ALL RELATE TO PROPOSAL TWO CONTAINED IN THE ACCOMPANYING PROXY STATEMENT.  PROPOSAL TWO HAS BEEN SEPARATED INTO THE VOTING  ITEMS BELOW TO PROVIDE SEPARATE VOTES FOR EACH NOMINEE TO THE BOARD OF DIRECTORS.

2.a	Part of Proposal Two, to elect Chad Hoehne to the Board of Directors:

□	FOR	□	WITHHOLD

2.b	Part of Proposal Two, to elect Robert R. Siqveland to the Board of Directors:

□	FOR	□	WITHHOLD

2.c	Part of Proposal Two, to elect Steven A. Browne to the Board of Directors:

□	FOR	□	WITHHOLD

2.d	Part of Proposal Two, to elect Louis Fornetti to the Board of Directors:

□	FOR	□	WITHHOLD

2.e	Part of Proposal Two, to elect Gary Loebig to the Board of Directors:

□	FOR	□	WITHHOLD

3.	PROPOSAL THREE: upon such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends a vote “FOR” Proposal One.  The Board of Directors does not make any recommendation as to Proposal Two or any of the nominees for election to the Board of Directors under that proposal.  All nominees for election to the Board of Directors (Items 2.a through 2.e on this proxy) were nominated by a stockholder of the Company.

(Continued, and TO BE COMPLETED AND SIGNED, on the reverse side)

(Continued from other side)

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting of Stockholders.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  When properly executed, this proxy will be voted on the proposals set forth herein as directed by the stockholder, but if no direction is made in the space provided, this proxy will be voted FOR ratification of the appointment of Baker Tilly Virchow Krause, LLP as independent registered public accounting firm for fiscal 2011.

Dated _______________________, 2011

x _________________________________

x _________________________________

(Stockholder must sign exactly as the name appears at left above.  When signed as a corporate officer, executor, administrator, trustee, guardian, etc., please give full title as such.  If shares are held by two or more persons as joint tenants, all must sign.)